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                                    EXHIBIT 5

              Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc.

                   [GREENBERG ATTORNEYS AT LAW TRAURIG LOGO]

                                                                  March 22, 2004

CNL Retirement Properties, Inc.
450 South Orange Avenue
Orlando, FL 32801

Ladies and Gentlemen:

                  We have acted as counsel for CNL Retirement Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration and proposed sale of 400,000,000 shares of common stock of the Company, par value $.01 per share, having a per share purchase price of $10.00 (the "Shares"), pursuant to pre-effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-107486) which was filed by the Company under the Securities Act of 1933 (the "Registration Statement").

                  Based upon an examination and review of, and in reliance upon, such documents as we have deemed necessary, relevant or appropriate, we are of the opinion that upon payment for and issuance and delivery as provided in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.

                                                Very truly yours,

                                                /s/  Greenberg Traurig, LLP
                                                -------------------------------
                                                Greenberg Traurig, LLP

                             GREENBERG TRAURIG, LLP
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